Exhibit 99.1

For immediate release

AAR REPORTS FOURTH QUARTER & FISCAL YEAR 2020 RESULTS

•	Fourth quarter sales of $416.5 million, down 26% from $562.7 million in Q4 FY2019 reflecting the impact of COVID-19

•	Full year sales of $2.07 billion, up 1% from $2.05 billion in FY2019

•	Fourth quarter GAAP and adjusted diluted earnings (loss) per share from continuing operations of $(0.43) and $0.26, respectively

•	Executed multiple actions to align costs with demand and position the company for the future

WOOD DALE, ILLINOIS (July 21, 2020) — AAR CORP. (NYSE: AIR) today reported fourth quarter Fiscal Year 2020 consolidated sales of $416.5 million and a loss from continuing operations of $15.0 million, or $0.43 per diluted share. Fourth quarter results included pretax charges of $27.9 million related to restructuring actions and exiting underperforming product lines and contracts. For the fourth quarter of the prior year, the Company reported sales of $562.7 million and income from continuing operations of $26.6 million, or $0.76 per diluted share. Our adjusted diluted earnings per share from continuing operations were $0.26 in the current quarter compared to $0.68 in the fourth quarter of the prior year.

Consolidated fourth quarter sales decreased 26% from the prior year period due to the impact of COVID-19 and the unprecedented grounding of the world’s commercial fleet. Sales were also impacted by $7.5 million from restructuring actions related to our exit from certain commercial programs. Sales to government and defense customers in the Aviation Services segment continued to grow and were up 8% over the prior year quarter. Sales to government and defense customers represented 47% of our consolidated sales in the current quarter compared to 35% in the prior year quarter.

In response to the historic reduction in passenger travel resulting from COVID-19, we executed numerous cost reduction actions to better align our expenses with revenue. We also took several additional actions to improve our operating efficiencies with a goal towards improving our margins for the long term. These actions include facility consolidation, exit of unprofitable product lines as well as exiting or restructuring underperforming commercial programs contracts. These actions resulted in predominantly non-cash impairment and other charges of $27.9 million.

Further in keeping with our long-term strategy to focus on aviation services and subsequent to quarter close, we entered into an agreement to sell our Composites manufacturing business. We expect to recognize an impairment charge of approximately $20 million in the first quarter of Fiscal Year 2021 in connection with the transaction. The sale, which we expect to close in the first half of Fiscal Year 2021, will improve margins as the Composites manufacturing business was unprofitable in Fiscal Year 2020.

“As we entered our fourth quarter we were on pace for a record sales year. However, our fourth quarter results were significantly affected by the impact of COVID-19. We took early action to mitigate this impact by reducing both our fixed and variable cost structure. We also drove continued strong performance in our government activities and placed an even greater emphasis on the commercial cargo market.” said John M. Holmes, President and Chief Executive Officer of AAR CORP.

During the fourth quarter, we announced a sole source firm-fixed-price $125 million contract from the U.S. Air Force to produce and repair 463L cargo pallets. This is a five-year contract which will begin contributing to our results in the first quarter of Fiscal Year 2021. We also announced the formation of a joint venture with Sumitomo Corporation to provide aviation aftermarket supply chain solutions to Japanese defense and global commercial markets. This joint venture is an extension of our successful, long-standing relationship with Sumitomo serving as a distributor for OEM factory-new parts to Japanese defense customers.

Subsequent to the fourth quarter, we announced an extension and expansion of our exclusive worldwide aftermarket distribution agreement with Unison Industries covering their electrical components, sensors, and systems for aircraft and industrial uses. This agreement is valued at more than $1 billion over the 11-year term and validates the robust value proposition that our distribution team provides to OEMs in the aviation aftermarket.

Also, on July 20, 2020, we announced that certain of our subsidiaries expect to receive $57.2 million from the U.S. Treasury Department through the Payroll Support Program under the Coronavirus Aid, Relief, and Economic Security (CARES) Act. This support will enable us to maintain our current skilled workforce in our U.S. airframe and landing gear maintenance, repair and overhaul operations and allow us to continue to provide exceptional service to our customers.

Gross profit margin in the current quarter was 8.7% compared to 16.8% in the prior year quarter due primarily to the impact of COVID-19 and our restructuring actions. Selling, general and administrative expenses decreased by $16.0 million from $63.3 million to $47.3 million reflecting cost reduction actions.

Net interest expense for the quarter was $2.6 million compared to $2.1 million in the prior year quarter as we maintained higher cash reserves during the quarter. Cash flow used in operating activities from continuing operations was $18.6 million during the current quarter driven by timing of customer collections and vendor payments.

Fiscal Year 2020 Results

Full Fiscal Year 2020 consolidated sales were $2.07 billion, an increase of 1.0% over Fiscal Year 2019. Aviation Services sales grew by 2.3% with successful execution of recent contract awards in our government and defense activities driving exceptional growth of 20.2% in these end markets which was largely offset by the decrease in commercial airline volumes in the fourth quarter due to COVID-19. Expeditionary Services sales decreased 17.8% in Fiscal Year 2020 as delayed contract awards, including the previously discussed cargo pallet contract at our Mobility operation, significantly impacted results in Fiscal Year 2020.

Full Fiscal Year 2020 income from continuing operations was $24.8 million, or $0.71 per diluted share. In Fiscal Year 2019, income from continuing operations was $84.1 million, or $2.40 per share. Our adjusted diluted earnings per share from continuing operations was $2.15 in the current year compared to $2.44 last year reflecting the significance of the fourth quarter impact of COVID-19.

Sales to government and defense customers were 38% of consolidated sales compared to 33% in the prior year reflecting growth from the WASS program and other government programs. Sales to commercial customers represented 62% of consolidated sales compared to 67% last year.

Net debt at May 31, 2020 was $197.3 million compared to $121.6 million at May 31, 2019. Our net leverage was 1.3x at May 31, 2020 compared to 0.7x at May 31, 2019. Cash flow from operating activities from continuing operations was a use of cash of $19.1 million in Fiscal Year 2020 compared to cash provided from operations of $60.5 million in Fiscal Year 2019. Our accounts receivable financing program was a use of cash of $11.9 million in Fiscal Year 2020 compared to a benefit of $14.5 million in the prior year.

Holmes concluded, “During this time of uncertainty in the commercial passenger airline industry, we are experiencing growth in our government and defense activities and are capitalizing on opportunities in the commercial cargo market. Our balance sheet remains strong and we have taken numerous actions to not only successfully navigate the current downturn but to emerge as an even stronger Company with a better margin profile.”

Outlook

Given the continued macro uncertainty from the impact of COVID-19, we will not be providing financial guidance for Fiscal Year 2021 at this time.

Conference Call Information

AAR will hold its quarterly conference call at 3:45 p.m. CDT on July 21, 2020. The conference call can be accessed by calling 833-983-1515 from inside the U.S. or +1-956-394-3030 from outside the U.S. A replay of the conference call will also be available by calling 855-859-2056 from inside the U.S. or +1-404-537-3406 from outside the U.S. (access code 9866865). The replay will be available from 7:15 p.m. CT on July 21, 2020 until 10:59 p.m. CT on July 27, 2020.

About AAR

AAR is a global aerospace and defense aftermarket solutions company with operations in over 20 countries. Headquartered in the Chicago area, AAR supports commercial and government customers through two operating segments: Aviation Services and Expeditionary Services. AAR’s Aviation Services include parts supply; OEM solutions; integrated solutions; maintenance, repair, overhaul; and engineering. AAR’s Expeditionary Services include mobility systems and composite manufacturing operations. Additional information can be found at www.aarcorp.com.

Contact: Dylan Wolin – Vice President, Strategic & Corporate Development and Treasurer | (630) 227-2017 | dylan.wolin@aarcorp.com

This press release contains certain statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995, including but not limited to, our actions to reduce costs and improve operating efficiencies and their anticipated impact on our results, the availability of potential aid to the broader aviation industry, in particular our expectation to receive $57.2 million in financial aid under the CARES Act, our ability to maintain our current skilled workforce to continue to provide exceptional service to our customers, our ability to mitigate the impact of COVID-19, our ability to drive continued strong performance in our government activities and place an even greater emphasis on the commercial cargo market, the expectation that the sale of the Composites manufacturing business will improve margins, the expectation that the five-year U.S. Air Force contract to produce and repair 463L cargo pallets will contribute to our results in the first quarter of Fiscal Year 2021, the expectation that the Sumitomo joint venture will extend our successful, long-standing relationship with Sumitomo serving as a distributor for OEM factory-new parts to Japanese defense customers, the expectation that the Unison Industries agreement will be valued at more than $1 billion over the 11-year term, the continued growth in our government and defense activities and capitalizing on opportunities in the commercial cargo market, our ability to successfully navigate the current downturn and emerge an even stronger company with a better profit margin. Forward-looking statements may also be identified because they contain words such as ‘‘anticipate,’’ ‘‘believe,’’ ‘‘continue,’’ ‘‘could,’’ ‘‘estimate,’’ ‘‘expect,’’ ‘‘intend,’’ ‘‘likely,’’ ‘‘may,’’ ‘‘might,’’ ‘‘plan,’’ ‘‘potential,’’ ‘‘predict,’’ ‘‘project,’’ ‘‘seek,’’ ‘‘should,’’ ‘‘target,’’ ‘‘will,’’ ‘‘would,’’ or similar expressions and the negatives of those terms. These forward-looking statements are based on beliefs of Company management, as well as assumptions and estimates based on information currently available to the Company, and are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated, including those factors discussed under Item 1A, entitled “Risk Factors”, included in the Company’s Form 10-K for the fiscal year ended May 31, 2019, as well as the risks presented by COVID-19, which are more particularly described in the Company’s Form 10-Q for the fiscal quarter ended February 29, 2020. Should one or more of these risks or uncertainties materialize adversely, or should underlying assumptions or estimates prove incorrect, actual results may vary materially from those described. These events and uncertainties are difficult or impossible to predict accurately and many are beyond the Company’s control. The Company assumes no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. For additional information, see the comments included in AAR’s filings with the Securities and Exchange Commission.

AAR CORP. and Subsidiaries

Consolidated Statements of Operations (In millions except per share data - unaudited)	Three Months Ended May 31,		Twelve Months Ended May 31,
	2020	2019	2020	2019
Sales	$416.5	$562.7	$2,072.0	$2,051.8
Cost and expenses:
Cost of sales	380.1	467.9	1,802.8	1,722.0
Provision for doubtful accounts	2.1	2.1	5.4	15.8
Selling, general and administrative	47.3	63.3	220.6	215.4
Loss from joint ventures	(1.9)	(0.1)	(1.9)	(0.3)

Operating income (loss)	(14.9)	29.3	41.3	98.3

Interest expense, net	(2.6)	(2.1)	(8.8)	(8.5)
Other expense, net	(1.5)	(0.4)	(2.1)	(0.8)

Income (Loss) from continuing operations before income tax expense (benefit)	(19.0)	26.8	30.4	89.0
Income tax expense (benefit)	(4.0)	0.2	5.6	4.9
Income (Loss) from continuing operations	(15.0)	26.6	24.8	84.1
Loss from discontinued operations	(1.5)	(3.8)	(20.4)	(76.6)
Net income (loss)	$(16.5)	$22.8	$4.4	$7.5

Earnings (Loss) per share – Basic:
Earnings (Loss) from continuing operations	$(0.43)	$0.77	$0.71	$2.42
Loss from discontinued operations	(0.04)	(0.11)	(0.59)	(2.22)
Earnings (Loss) per share – Basic	$(0.47)	$0.66	$0.12	$0.20

Earnings (Loss) per share – Diluted:
Earnings (Loss) from continuing operations	$(0.43)	$0.76	$0.71	$2.40
Loss from discontinued operations	(0.04)	(0.11)	(0.58)	(2.19)
Earnings (Loss) per share – Diluted	$(0.47)	$0.65	$0.13	$0.21

Share Data:
Weighted average shares outstanding – Basic	34.7	34.3	34.8	34.5
Weighted average shares outstanding – Diluted	34.7	34.6	35.0	34.9

AAR CORP. and Subsidiaries

Consolidated Balance Sheets (In millions)	May 31, 2020	May 31, 2019
	(unaudited)
ASSETS
Cash and cash equivalents	$404.7	$21.3
Restricted cash	20.0	19.8
Accounts receivable, net	171.9	197.8
Contract assets	49.3	59.2
Inventories, net	623.1	523.7
Rotable assets and equipment on or available for lease	69.6	65.3
Assets of discontinued operations	22.9	29.2
Other current assets	77.2	36.2
Total current assets	1,438.7	952.5
Property, plant, and equipment, net	135.7	132.8
Operating lease right-of-use assets, net	89.7	––
Goodwill and intangible assets, net	121.7	138.4
Rotable assets supporting long-term programs	211.7	216.0
Other non-current assets	81.5	77.5
Total assets	$2,079.0	$1,517.2

LIABILITIES AND EQUITY
Accounts payable and accrued liabilities	$353.2	$328.3
Liabilities of discontinued operations	29.9	29.2
Total current liabilities	383.1	357.5
Long-term debt	600.0	141.7
Operating lease liabilities	70.9	––
Other liabilities and deferred income	122.4	112.1
Total liabilities	1,176.4	611.3
Equity	902.6	905.9
Total liabilities and equity	$2,079.0	$1,517.2

AAR CORP. and Subsidiaries

Consolidated Statements of Cash Flows (In millions – unaudited)	Three Months Ended May 31,		Twelve Months Ended May 31,
	2020	2019	2020	2019
Cash flows provided from (used in) operating activities:
Net income (loss)	$(16.5)	$22.8	$4.4	$7.5
Loss from discontinued operations	1.5	3.8	20.4	76.6
Income (Loss) from continuing operations	(15.0)	26.6	24.8	84.1
Adjustments to reconcile income (loss) from continuing operations to net cash provided from (used in) operating activities
Depreciation and intangible amortization	10.9	11.5	43.7	42.8
Stock-based compensation	(3.0)	4.7	7.3	13.5
Customer contract termination and restructuring costs	6.6	––	31.3	––
Impairment charges	8.1	––	8.1	––
Provision for doubtful accounts	2.1	2.1	5.4	15.8
Changes in certain assets and liabilities:
Accounts receivable	49.4	38.9	14.8	(34.4)
Contract assets	15.3	(4.5)	9.9	(9.7)
Inventories	3.5	(9.1)	(94.5)	(80.9)
Rotable assets supporting long-term programs	1.6	(11.0)	(22.1)	(49.2)
Accounts payable and accrued liabilities	(92.9)	(10.1)	4.6	40.4
Deferred revenue on long-term programs	(15.7)	(7.5)	(14.6)	44.4
Other	10.5	2.5	(37.8)	(6.3)
Net cash provided from (used in) operating activities – continuing operations	(18.6)	44.1	(19.1)	60.5
Net cash provided from (used in) operating activities – discontinued operations	(8.6)	(1.2)	(17.0)	6.9
Net cash provided from (used in) operating activities	(27.2)	42.9	(36.1)	67.4

Cash flows used in investing activities:
Property, plant and equipment expenditures	(5.3)	(5.1)	(23.6)	(17.4)
Other	0.5	(0.1)	(1.2)	(1.1)
Net cash used in investing activities – continuing operations	(4.8)	(5.2)	(24.8)	(18.5)
Net cash used in investing activities – discontinued operations	––	––	––	(0.5)
Net cash used in investing activities	(4.8)	(5.2)	(24.8)	(19.0)

Cash flows provided from (used in) financing activities:
Proceeds from (repayments on) borrowings, net	394.5	(35.0)	459.5	(35.0)
Cash dividends	(2.6)	(2.6)	(10.7)	(10.5)
Purchase of treasury stock	––	(9.5)	(4.1)	(10.3)
Other	––	0.2	(0.2)	8.5
Net cash provided from (used in) financing activities – continuing operations	391.9	(46.9)	444.5	(47.3)
Net cash used in financing activities – discontinued operations	––	––	––	(1.4)
Net cash provided from (used in) financing activities	391.9	(46.9)	444.5	(48.7)
Effect of exchange rate changes on cash	(0.1)	(0.1)	––	(0.2)
Increase (Decrease) in cash and cash equivalents	359.8	(9.3)	383.6	(0.5)
Cash, cash equivalents, and restricted cash at beginning of period	64.9	50.4	41.1	41.6
Cash, cash equivalents, and restricted cash at end of period	$424.7	$41.1	$424.7	$41.1

AAR CORP. and Subsidiaries

Sales By Business Segment (In millions - unaudited)	Three Months Ended May 31,		Twelve Months Ended May 31,
	2020	2019	2020	2019
Aviation Services	$390.1	$522.0	$1,964.2	$1,920.6
Expeditionary Services	26.4	40.7	107.8	131.2
	$416.5	$562.7	$2,072.0	$2,051.8

Gross Profit by Business Segment (In millions- unaudited)	Three Months Ended May 31,		Twelve Months Ended May 31,
	2020	2019	2020	2019
Aviation Services	$36.4	$89.6	$267.3	$313.6
Expeditionary Services	––	5.1	1.9	16.2
	$36.4	$94.7	$269.2	$329.8

Adjusted income from continuing operations, adjusted diluted earnings per share from continuing operations, adjusted selling, general, and administrative expenses, adjusted cash used in operating activities from continuing operations, adjusted EBITDA, and net debt are “non-GAAP financial measures” as defined in Regulation G of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We believe these non-GAAP financial measures are relevant and useful for investors as they illustrate our actual operating performance unaffected by the impact of certain items. When reviewed in conjunction with our GAAP results and the accompanying reconciliations, we believe these non-GAAP financial measures provide additional information that is useful to gain an understanding of the factors and trends affecting our business and provide a means by which to compare our operating performance against that of other companies in the industries we compete. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. Adjusted EBITDA is income from continuing operations before interest income (expense), other income (expense), income taxes, depreciation and amortization, stock-based compensation and other items of an unusual nature including but not limited to workforce actions and costs, impairment charges, facility consolidation and repositioning costs, investigation and remediation compliance costs, and significant customer events such as early terminations, contract restructurings, and bankruptcies.

Pursuant to the requirements of Regulation G of the Exchange Act, we are providing the following tables that reconcile the above mentioned non-GAAP financial measures to the most directly comparable GAAP financial measures:

Adjusted Income from Continuing Operations (In millions - unaudited)	Three Months Ended May 31,		Twelve Months Ended May 31,
	2020	2019	2020	2019
Income from continuing operations	$(15.0)	$26.6	$24.8	$84.1
Investigation and remediation compliance costs, net of tax	1.4	1.8	7.7	2.8
Customer contract termination and restructuring costs, net of tax	5.2	––	24.0	––
Impairment charges related to exited product lines, net of tax	8.7	––	8.7	––
Facility consolidation and repositioning costs, net of tax	3.9	0.7	3.9	0.7
Severance, furlough and pension settlement charges, net of tax	5.1	0.1	6.7	0.3
Customer bankruptcy charges, net of tax	1.3	––	1.3	9.6
Government workforce subsidies	(2.2)	––	(2.2)	––
State income tax benefit	––	(5.1)	––	(5.1)
Recognition of previously reserved income tax benefits	––	––	––	(6.5)
Strategic financing evaluation costs, net of tax	0.3	––	0.3	––
Adjusted income from continuing operations	$8.7	$24.1	$75.2	$85.9

Adjusted Diluted Earnings per Share from Continuing Operations (In millions - unaudited)	Three Months Ended May 31,		Twelve Months Ended May 31,
	2020	2019	2020	2019
Diluted earnings (loss) per share from continuing operations	$(0.43)	$0.76	$0.71	$2.40
Investigation and remediation compliance costs, net of tax	0.04	0.04	0.22	0.08
Customer contract termination and restructuring costs, net of tax	0.15	––	0.68	––
Impairment charges related to exited product lines, net of tax	0.25	––	0.25	––
Facility consolidation and repositioning costs, net of tax	0.11	0.02	0.11	0.02
Severance, furlough and pension settlement charges, net of tax	0.15	0.01	0.19	0.01
Customer bankruptcy charges, net of tax	0.04	––	0.04	0.27
Government workforce subsidies	(0.06)	––	(0.06)	––
State income tax benefit	––	(0.15)	––	(0.15)
Recognition of previously reserved income tax benefits	––	––	––	(0.19)
Strategic financing evaluation costs, net of tax	0.01	––	0.01	––
Adjusted diluted earnings per share from continuing operations	$0.26	$0.68	$2.15	$2.44

Adjusted Selling, General and Administrative Expenses (In millions - unaudited)	Three Months Ended May 31,		Twelve Months Ended May 31,
	2020	2019	2020	2019
Selling, general and administrative expenses	$47.3	$63.3	$220.6	$215.4
Investigation and remediation compliance costs	(1.8)	(1.2)	(9.7)	(3.5)
Severance and furlough costs	(2.4)	(0.1)	(4.6)	(0.2)
Government workforce subsidies	0.8	––	0.8	––
Strategic financing evaluation costs	(0.4)	––	(0.4)	––
Stock-based compensation	3.0	(4.7)	(7.3)	(13.5)
Adjusted selling, general and administrative expenses	$46.5	$57.3	$199.4	$198.2

Adjusted Cash Provided by (Used in) Operating Activities from Continuing Operations (In millions - unaudited)	Three Months Ended May 31,		Twelve Months Ended May 31,
	2020	2019	2020	2019
Cash provided by (used in) operating activities from continuing operations	$(18.6)	$44.1	$(19.1)	$60.5
Amounts outstanding on accounts receivable financing program:
Beginning of period	85.6	99.5	86.2	71.7
End of period	(74.3)	(86.2)	(74.3)	(86.2)
Adjusted cash provided by (used in) operating activities from continuing operations	$(7.3)	$57.4	$(7.2)	$46.0

Adjusted EBITDA (In millions - unaudited)	Three Months Ended May 31,		Twelve Months Ended May 31,
	2020	2019	2020	2019
Net income (loss)	$(16.5)	$22.8	$4.4	$7.5
Loss from discontinued operations	1.5	3.8	20.4	76.6
Income tax expense (benefit)	(4.0)	0.2	5.6	4.9
Other expense, net	1.5	0.4	2.1	0.8
Interest expense, net	2.6	2.1	8.8	8.5
Depreciation and intangible amortization	10.9	11.5	43.7	42.8
Investigation and remediation costs	1.8	1.2	10.1	3.5
Customer contract termination and restructuring costs	6.6	––	31.3	––
Impairment charges related to exited product lines	11.0	––	11.0	––
Facility consolidation and repositioning costs	4.9	0.9	4.9	0.9
Severance and furlough costs	5.0	0.1	7.1	0.2
Customer bankruptcy charges	1.6	––	1.6	12.4
Government workforce subsidies	(2.8)	––	(2.8)	––
Strategic financing evaluation costs	0.4	––	0.4	––
Stock-based compensation	(3.0)	4.7	7.3	13.5
Adjusted EBITDA	$21.5	$47.7	$155.9	$171.6

Net Debt (In millions- unaudited)	May 31, 2020	May 31, 2019
Total debt	$602.0	$142.9
Less: Cash and cash equivalents	(404.7)	(21.3)
Net debt	$197.3	$121.6

Net Debt to Adjusted EBITDA (In millions - unaudited)	May 31, 2020	May 31, 2019
Adjusted EBITDA for the twelve months ended	$155.9	$171.6
Net debt at period end	197.3	121.6
Net debt to Adjusted EBITDA	1.27	0.71